UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

GOLDMAN SACHS REAL ESTATE FINANCE TRUST INC
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Goldman Sachs Real Estate Finance Trust Inc

Goldman Sachs Real Estate Finance Trust Inc
200 West Street
New York, New York 10282

NOTICE OF POSTPONEMENT OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

We hereby notify you that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Goldman Sachs Real Estate Finance Trust Inc, a Maryland corporation (the “Company”), originally scheduled to be held as a “virtual meeting” via live webcast at 9:00 a.m., Eastern time, on Tuesday, July 28, 2026, has been postponed and will now be held at 9:00 a.m., Eastern time, on Friday,  September 25, 2026 at the same web address, www.virtualshareholdermeeting.com/GSREFT2026.

No changes have been made to the record date, the location of the meeting or the proposals to be brought before the Annual Meeting, which are presented in the proxy statement that we made available to you on or about June 10, 2026 (the “Proxy Statement”).

The Company has decided to postpone the Annual Meeting to provide ample time to obtain the required quorum to convene the Annual Meeting.

If the Company’s records show that you were a stockholder of record as of the close of business on May 29, 2026, the record date for the Annual Meeting, you can vote your shares of common stock at the Annual Meeting and any adjournments or further postponements thereof.

Stockholders, whether or not they expect to be present at the Annual Meeting, are requested to authorize a proxy to vote their shares electronically via the Internet, by telephone or by requesting, completing and returning a proxy card. Voting instructions are provided on the Notice of Internet Availability of Proxy Materials we mailed to you on or about June 10, 2026 or, if you requested paper copies, the instructions are printed on your proxy card and included in the Proxy Statement. Any person giving a proxy has the power to revoke it at any time prior to the Annual Meeting and stockholders who participate at the Annual Meeting may withdraw their proxies and vote online.

If you have already submitted a proxy and do not wish to change your vote, you do not need to take any further action and your shares will be voted as originally directed by you. If you have already submitted your proxy and wish to change your vote, you may do so or revoke your proxy at any time before it is voted at the Annual Meeting by following the instructions provided in the proxy card and Proxy Statement previously made available to you.

Sincerely,

/s/ Dylan Sherwood
Dylan Sherwood
Chief Legal Officer and Secretary

July 21, 2026

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 25, 2026:
Our Proxy Statement, form of proxy card and 2025 Annual Report on Form 10-K (the “Annual Report”) are available at www.proxyvote.com, and can be accessed by using the control number and following the instructions located on the Notice of Internet Availability of Proxy Materials.